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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                        December 17, 2001
(Date of earliest event reported)      (December 15, 2001)



                    LOGIX COMMUNICATIONS ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)



         OKLAHOMA                   333-58693                    73-1533356
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


              14101 Wireless Way
            Oklahoma City, Oklahoma                      73134
    (Address of principal executive offices)           (Zip Code)

                                (405) 516-8400
            (Registrant's telephone number, including area code)

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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

    The Registrant is in negotiations with a number of its bondholders regarding the potential restructuring of its obligations under its 12 1/4% Senior Notes due 2008. The aggregate unpaid principal balance of these notes is $86.9 million. Due to these ongoing discussions, the Registrant has not made its interest payment due December 15, 2001 in the amount of $5.3 million. There can be no assurance that these negotiations will result in a restructuring of the Senior Notes, or, if the restructuring does occur, what the terms may be.



                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2001                      Logix Communications Enterprises, Inc.
                                       (Registrant)

                                       By:  /s/ LEIGH ANN IHRIG
                                            Leigh Ann Ihrig
                                            Vice President and Controller